FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
September 29, 2025 (“Amendment Date”)
GREAT SOUTHERN HOMES, INC.
UNITED HOMES GROUP, INC.
ROSEWOOD COMMUNITIES, INC.
917 Chapin Road
Chapin, SC 29036
Attention: Tom O’Grady

Ladies and Gentlemen:
This Fourth Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is entered into in reference to that certain Second Amended and Restated Credit Agreement dated as of August 10, 2023, as amended by that certain Letter Agreement dated as of September 29, 2023, as further amended by that certain Letter Agreement dated as of October 20, 2023, as further amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 22, 2023, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of January 26, 2024, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents dated as of August 2, 2024 and as modified by that certain Letter Agreement dated as of January 30, 2025 (as amended, and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GREAT SOUTHERN HOMES, INC., a South Carolina corporation (“GSH”), UNITED HOMES GROUP, INC., a Delaware corporation (“UHG”), and ROSEWOOD COMMUNITIES, INC., a South Carolina corporation (“Rosewood”; GSH, UHG and Rosewood, together with any other borrower which may join in the Credit Agreement after the date hereof, whether by execution of a joinder to the Credit Agreement or otherwise, individually or collectively as the context may suggest or require, jointly and severally, “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”), and the lenders from time to time a party thereto (the “Lenders”). Capitalized terms used and not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
Borrower has requested that the Requisite Lenders amend certain provisions of the Credit Agreement as set forth herein, and Administrative Agent and the Requisite Lenders have agreed to such amendments, subject to the terms and conditions set forth below.
For good and valuable mutual consideration, Borrower, Administrative Agent and the Requisite Lenders party hereto hereby agree as follows:
1.    Amendments to the Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Specified Covenant Termination Date” means January 1, 2026; provided, however, if the Debt Service Coverage Ratio is greater than or equal to 2.00 to 1.00 as of the last day of any fiscal quarter from September 29, 2025 through and including December 31, 2025, then the “Specified Covenant Termination Date” shall accelerate to the date that is one (1) day prior to the last day of such fiscal quarter (i.e., the proviso included in each of Section 10.1(a), Section 10.1(c)(iii) and Section 10.1(d)(ii) shall not be applicable for purposes of determining financial covenant compliance for the fiscal quarter that a Debt Service Coverage Ratio of greater than or equal to 2.00 to 1.00 is achieved).
(b)    Section 10.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(a)    Minimum Tangible Net Worth.
(i)    From the Agreement Date until June 30, 2025, UHG shall not permit Tangible Net Worth at any time to be less than the sum of: (A) $70,000,000.00; plus (B) twenty-five percent (25%) of positive actual Consolidated Earnings earned in any fiscal quarter ending on or after September 30, 2023; plus (C) 100% of new equity contributed to the Borrower following the Effective Date; plus (D) 100% of any increase in Tangible Net Worth resulting from an Equity Issuance upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests; plus (E) 100% of the amount of any repurchase of Equity Interests in the Borrower. For the avoidance of doubt, in no event shall the then applicable Tangible Net Worth decrease, whether on account of a loss in any given fiscal quarter or otherwise.
(ii)    Thereafter, UHG shall not permit Tangible Net Worth at any time to be less than the sum of: (A) $71,005,357.00; plus (B) twenty-five percent (25%) of positive actual Consolidated Earnings earned in any fiscal quarter ending on or after September 30, 2025; plus (C) 100% of new equity contributed to the Borrower in any fiscal quarter ending on or after September 30, 2025; plus (D) 100% of any increase in Tangible Net Worth resulting from an Equity Issuance upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests in any fiscal quarter ending on or after September 30, 2025; plus (E) 100% of the amount of any repurchase of Equity Interests in the Borrower in any fiscal quarter ending on or after the September 30, 2025; provided, however, notwithstanding the foregoing, from September 29, 2025 through and including the Specified Covenant Termination Date, the Borrower shall not permit Tangible Net Worth at any time to be less than the sum of: (A) $76,005,357.00; plus (B) twenty-five percent (25%) of positive actual Consolidated Earnings earned in any fiscal quarter ending on or after September 30, 2025; plus (C) 100% of new equity contributed to the Borrower following the Effective Date in any fiscal quarter ending on or after September 30, 2025; plus (D) 100% of any increase in Tangible Net Worth resulting from an Equity Issuance upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests in any fiscal quarter ending on or after September 30, 2025; plus (E) 100% of the amount of any repurchase of Equity Interests in the Borrower in any fiscal quarter ending on or after September 30, 2025. For the avoidance of doubt, in no event shall the then applicable Tangible Net Worth decrease, whether on account of a loss in any given fiscal quarter or otherwise.
(c)    Section 10.1(c)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(iii)    Thereafter, the Borrower shall not permit the Debt Service Coverage Ratio to be less than 2.00 to 1.00 as of the last day of any fiscal quarter; provided, however, notwithstanding the foregoing in this subsection (iii), from September 29, 2025 through and including the Specified Covenant Termination Date, the Borrower shall not permit the Debt Service Coverage Ratio to be less than (A) 1.35 to 1.00 as of the last day of the fiscal quarter ending on September 30, 2025 and (B) 1.50 to 1.00 as of the last day of the fiscal quarter ending on December 31, 2025.
(a)    Section 10.1(d)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(ii)    From and after June 30, 2024, the Borrower shall maintain (A) Liquidity of not less than the greater of (1) $37,500,000.00, or (2) an amount equal to 1.50x the trailing twelve month Interest Incurred (as determined, in Administrative Agent’s reasonable determination, by the most recent Form 10-Q or Form 10-K, as applicable, of Parent Borrower) at all times; provided, however, at all times during any DSCR Surge, Borrower shall maintain Liquidity of not less than the greater of (1) $45,000,000.00, or (2) an amount equal to 1.50x the trailing twelve month Interest Incurred (as determined, in Administrative Agent’s reasonable determination, by the most recent Form 10-Q or Form 10-K, as applicable, of Parent Borrower); and (B) Unrestricted Cash of not less than $15,000,000.00 at all times; provided, however, notwithstanding the foregoing in this subsection (ii), from September 29, 2025 through and including the Specified Covenant Termination Date, the Borrower shall maintain (A) Liquidity of not less than $45,000,000.00 at all times; and (B) Unrestricted Cash of not less than $17,500,000.00 at all times.
2.    Conditions Precedent. This Amendment shall become effective only upon the satisfaction of the following conditions precedent:
(a)    Receipt by Administrative Agent of counterparts of this Amendment duly executed by Borrower, Administrative Agent and the Requisite Lenders; and
(b)    Receipt by Administrative Agent of counterparts of the Fee Letter, duly executed by Borrower, Administrative Agent and Wells Fargo Securities, LLC.
3.    Release. Borrower hereby ratifies, reaffirms and acknowledges that the Loan Documents represent their valid, enforceable and collectible obligations, and that it has no existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto. Borrower hereby releases Administrative Agent, each Lender and each of their respective parent corporations, subsidiaries and affiliates, any holder of or participant in the Loan, and each of their respective present and former officers, directors, shareholders, representatives, consultants, attorneys, employees and agents thereof, and their respective heirs, personal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, liabilities, damages, actions and causes of action of every nature or character (collectively, the “Claims”), known or unknown, whether direct or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, or that may hereafter arise with respect to acts or omissions occurring prior to such date, relating to the Loan, the administration of the Loan or the modifications described herein.
4.    Miscellaneous. Except as expressly provided herein, nothing contained in this Amendment shall alter or affect any provision, condition or covenant contained in the

Credit Agreement or the other Loan Documents, or affect or impair any rights, powers or remedies thereunder, it being the intent of the parties hereto that, except as expressly modified hereby, the provisions, conditions and covenants of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a Loan Document. Borrower expressly acknowledges and agrees that there has not been, and this Amendment does not constitute or establish a novation with respect to the Credit Agreement or any of the other Loan Documents. Each reference in any Loan Document to a Loan Document is hereby amended to be a reference to such referenced Loan Document as amended by this Amendment and the other documents and instruments executed in connection herewith. Borrower hereby represents and warrants to Administrative Agent and Lenders that: (a) Borrower has duly executed, delivered and authorized this Amendment; (b) Borrower has obtained all necessary consents, if any, required in connection with the execution, delivery and performance of this Amendment and the transactions contemplated hereby; (c) the execution, delivery and performance of this Amendment and the transactions contemplated hereby do not violate Borrower’s organizational documents or any contract to which Borrower is a party, and (d) no Default or Event of Default exists under any of the Loan Documents and that all representations and warranties in the Loan Documents remain true and correct in all respects and are deemed remade as of the date hereof (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date). This Amendment and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of South Carolina, except if preempted by federal law. Borrower shall reimburse Administrative Agent for all of Administrative Agent’s out-of-pocket costs and expenses (including, without limitation, the costs and expenses of Administrative Agent's counsel) incurred in connection with this Amendment and the transactions contemplated hereby. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. All counterparts shall collectively constitute a single document. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party hereto hereby waives any defenses to the enforcement of the terms of this Amendment based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Borrower, Administrative Agent and the Lenders party hereto have caused this Amendment to be duly executed by their duly authorized officer as of the day and year first above written.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/ Amanda Henley
Name: Amanda Henley
Title: Executive Director

[Signature Page – Fourth Amendment to Second Amended and Restated Credit Agreement]

BORROWER:

GREAT SOUTHERN HOMES, INC.,
a South Carolina corporation

By: /s/ Keith Feldman
Name: Keith Feldman
Title: Chief Financial Officer

UNITED HOMES GROUP, INC.,
a Delaware corporation

By: /s/ Jack Micenko
Name: Jack Micenko
Title: Chief Executive Officer

ROSEWOOD COMMUNITIES, INC.,
a South Carolina corporation

By: /s/ Keith Feldman
Name: Keith Feldman
Title: President

[Signature Page – Fourth Amendment to Second Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED TO:
LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Amanda Henley
Name: Amanda Henley
Title: Executive Director

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LENDER:

REGIONS BANK

By: /s/ Justin Smith
Name: Justin Smith
Title: Senior Vice President

[Signature Page – Fourth Amendment to Second Amended and Restated Credit Agreement]

FLAGSTAR BANK, N.A.

By:
Name:
Title:

[Signature Page – Fourth Amendment to Second Amended and Restated Credit Agreement]

UNITED BANK

By: /s/ Jeffrey Cross
Name: Jeffrey Cross
Title: Commercial Banker III

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THIRD COAST BANK

By: /s/ Tiffany Weber
Name: Tiffany Weber
Title: Bank Officer

[Signature Page – Fourth Amendment to Second Amended and Restated Credit Agreement]